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


DIRECTIONS
COMPASS NEWS FOR EMPLOYEES

March 31, 1995           Volume 1, Issue 7


JONES ENDS SPECULATION ABOUT IN-MARKET MERGER
---------------------------------------------

    The deposition of Chairman and CEO D. PAUL JONES, JR. generated a new round of media attention about the consideration of an in-market merger. In his deposition taken prior to the March 28 federal court hearing, Jones stated that Harry B. Brock, Jr. approached a director of Regions Financial Corporation about the possibility of the two banks merging.

      In his testimony, Jones said that according to Regions CEO Stanley Mackin, Brock told the director that Mackin should call Jones to discuss a merger. Jones stated that he and Mackin subsequently met and held a "very tentative discussion" that "never really went anywhere."

      In the March 4 edition of Directions, Jones noted that an in-market merger
                                ----------
was one of the options considered and rejected by the board in connection with its Feb. 1 approval for going forward with Compass' strategic plan. There were no discussions after that.

      The company's strategic options were reviewed in an evaluation begun last fall by independent investment advisor CS First Boston. The evaluation was initiated following Brock's announcement at the Oct. 17 board meeting that he had shopped the bank and had gotten a proposal from First Union to buy Compass.

      In  the March 4 Directions, responding to rumors, Jones said, "Our retired
                      ----------
chairman knows full well that as a part of our strategic planning process we considered the possibility of an in-market merger. He also knows that the idea was rejected and that his discussion of the board's deliberations violates the confidence placed in him by the board. The rumors that he is spreading are designed to breed suspicion and mistrust and divert attention away from the fact that his proposal would have cost many employees their jobs.

      "We must not allow ourselves to be drawn into a public debate over every idea considered and rejected by our board. Let's not get confused here. Mr. Brock is saying that he absolutely will sell the bank under his plan. The board is saying that isn't in their plan at all."

      Further, Jones stated in the newsletter that there "are no substantive or ongoing talks with any company" about a possible merger of equals or a sale of the bank.

                                      *****

TESTIMONY DISCLOSES: BROCK SECRETLY TAPED EMPLOYEE TELEPHONE CONVERSATIONS
--------------------------------------------------------------------------

      In a disturbing revelation, Harry B. Brock, Jr. has admitted that he secretly taped up to 46 hours of telephone conversations since embarking on the proxy contest for control of Compass Bank. On 31 90-minute tapes, Brock recorded conversations with Compass employees, as well as reporters, securities analysts, lawyers and shareholders.

      The admissions came to light during Brock's sworn testimony for the March 28 hearing in U.S. District Court in the lawsuit that he filed against Compass attempting to stop the scheduled shareholder vote.

      In attempting to justify his curious behavior, Brock stated that he was attempting to protect himself from being misquoted. His explanation, however, fails to tell why he did not warn the other party that a recording was being made or why he choose to record only certain persons. Brock did not say what use he intended to make of the tapes. Here again, Brock's tactics just don't make sense.

                                      *****

JUDGE RULES: LET SHAREHOLDERS DECIDE
------------------------------------
ANNUAL MEETING ON FOR APRIL 11
------------------------------

      Compass Bank prevailed in a challenge issued by Harry B. Brock, Jr. in federal court. With the ruling issued March 28 by U.S. District Judge Sam C. Pointer, Jr., the shareholders' annual meeting is on as scheduled for April 11.

      After hearing arguments on both sides, Judge Pointer denied all of Brock's motions and gave the bank the go-ahead to proceed with the shareholder vote.

      Among other things, Brock had asked the judge to set a new date for the annual meeting if he found that Compass violated federal rules when it set a March 8 record date. He also wanted the judge to make Compass tell shareholders that it began soliciting proxies before it had met Securities and Exchange Commission filing deadlines and to make Compass start over in the proxy solicitation process.

      "We are pleased that Judge Pointer denied Mr. Brock's request," said Chairman and CEO D. PAUL JONES, JR. "The court flatly denied the group's attempts to delay our annual meeting and put the future of Compass Bancshares back in the hands of the shareholders where Mr. Brock initially said he wanted it."

                                      *****
VOTING DEADLINE APPROACHING
---------------------------

      Do not sit on the sidelines or wait to the last minute. Your vote is important to the future of our company.

      The DEADLINE for returning your instruction cards to Corporate Election Services is APRIL 7, 1995, AT 5 P.M. EASTERN TIME.

      At press time, less than 50 percent of the Employee Stock Ownership Plan has voted.

      Shares held in the Monthly Investment Plan, with a broker, or in certificate form should be voted as soon as possible to ensure that they are counted at the upcoming meeting.

                                      *****

TELEPHONE BANKING TO OPEN NEW MARKET
------------------------------------

      As our lives become increasingly complicated by car pools, power lunches and health clubs, we welcome hassle-free services wherever we find them.

       Recognizing that convenience is increasingly important, Compass is introducing a new telephone banking service that allows for expanding its customer base to those of us who want to be able to make loan applications while sitting in traffic or standing on the links.

       Beginning  April  3,  Compass  will  begin  accepting  applications   for
installment loans and equity lines of credit through calls received by the new Telephone Banking Department.

      "This service is an added convenience for our customers," said BOB ETHEREDGE, manager of telephone banking. "They can call a toll-free number, provide all their application information and receive a response in a matter of days."

      Even though the new lines will originate through the Telephone Banking Department, volume will be booked back to the banking office in which it closes.

     "Rather than competing for existing business within the banking offices, we are working to tap into a new market of customers who may not have previously chosen to bank with Compass," Etheredge said.

     Loans will be approved through Centralized Underwriting, and documents will be prepared in Centralized Processing. For consumer loans and smaller equity lines, completed paperwork will be mailed to the banking office chosen by the customer, where the loan will be signed. Larger equity lines will continue to be closed through an attorney.

      Telephone sales representatives will accept applications from 7 a.m. to 7 p.m. Monday through Friday and from 8 a.m. to 1 p.m. on Saturdays. The number to call is 1-800-COMPASS.

                                      *****

COMPASS HELPS BRING JOBS TO TUSCALOOSA
--------------------------------------

       Tuscaloosa  County  small  business  entrepreneurs  are  increasing   job
opportunities with the help of area banks through the Community Development Loan Fund (CDLF).

      The CDLF was created in 1994 as a means of providing capital for expanding and start-up small businesses that do not qualify for bank loans. Compass Bank is one of the founding partners of the CDLF, which is composed of six major banks in Tuscaloosa, the city of Tuscaloosa, and Community Service Programs of West Alabama, Inc. (CSP). CSP administers the program.

      The CDLF partners provide seed money to capitalize the program, with the goal of helping entrepreneurs create jobs for low-income individuals.

      Most loan candidates have little to no business history or collateral, making traditional bank loans unavailable.

      The CDLF intends to make one- to five-year loans of $5,000 to $25,000. As of March 1, 1995, $26,000 in loans had been made.

      Initially, the CSP appoints a manager of the program. A nine-member loan review board, consisting of representatives from each of the six member banks, evaluates loan applications. CHRIS BERRY, commercial loan manager, Tuscaloosa/University, represents Compass on the board.

                                      *****

Directions  is  produced by the Employee Relations Department for  employees  of
----------
Compass Bancshares and its affiliates, headquartered at 15 South 20th Street, Birmingham, AL 35233. BECKY PINKSTON and PAM COCHRAN, Editors.